Exhibit 10.02

AMENDMENT NUMBER ONE TO CREDIT AGREEMENT

This AMENDMENT NUMBER ONE TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 13, 2006 by the lenders identified on the signature pages hereof (the “Lenders”), CANYON CAPITAL ADVISORS, LLC, a Delaware limited liability company, in its capacity as agent for the Lenders (in such capacity, “Agent”; and together with the Lenders, the “Lender Group”), HAWAIIAN HOLDINGS, INC., a Delaware corporation (“Parent”), and HAWAIIAN AIRLINES, INC., a Delaware corporation (“Borrower”), with reference to the following:

WHEREAS, Borrower, Parent, Agent and certain of the Lenders are parties to that certain Credit Agreement, dated as of June 2, 2005 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested that the Lender Group make certain amendments to the Credit Agreement to provide for, among other things, additional loans to be made thereunder and for certain of the Lenders to become party thereto; and

WHEREAS, subject to the terms and conditions set forth herein, the Lender Group is willing to make the amendments requested by Borrower.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.               Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

2.               Amendment to Loan Documents.

(a)                                  Schedule 1.1 of the Credit Agreement is hereby amended by adding the following definitions therein in alphabetical order or amending and restating the following definitions in their entirety, as the case may be:

“Additional OID Amount” means Four Hundred Seventy-Five Thousand Dollars ($475,000), which shall be fully earned as of the First Amendment Effective Date and shall constitute a portion of the Term Loan.

“Additional Term Loan” has the meaning specified therefor in Section 2.1.

“Additional Warrants” means the warrants issued to the Lenders on the date hereof as “Additional Warrants”, as described more fully on Exhibit D attached hereto.

“Additional Warrants Triggering Event” means (i) the transfer of $10,000,000 to the Designated Account in accordance with Section 2.1(a)(v); or (ii) the use by Borrower of financing other than the First Amendment Cash

Collateral to finance the acquisition of the Fifth Aircraft and Engine (or an aircraft and/or engine comparable to the Fifth Aircraft and Engine).

“Designated Aircraft and Engines” means the Aircraft and Engines listed on Exhibit B to the First Amendment.

 “Existing Term Loan” has the meaning specified therefor in Section 2.2.

“EBITDA” means, with respect to any fiscal period, Borrower’s and its Subsidiaries’ consolidated net earnings (or loss), minus extraordinary gains, interest income, net fair value decrease (or increase) in jet fuel swap agreements that did not qualify as hedges as defined in the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 133, and, to the extent not reported or classified as depreciation or amortization expense, amortization of favorable maintenance contracts, accretion of unfavorable real estate leases, accretion of unfavorable aircraft leases, amortization of favorable aircraft leases, and accretion of unfavorable engine leases, plus non-cash extraordinary losses, non-cash Stock option expenses, interest expense, income taxes, and depreciation and amortization for such period, in each case, as determined in accordance with GAAP. Solely with respect to the trailing twelve month period ended June 30, 2005, the one-time extraordinary charge related to the successful restructuring and revision of long-term aircraft leases and the related deficiency claims filed by the aircraft lessors shall be excluded from the definition of “EBITDA”.

“Fifth Aircraft and Engine” means the Boeing 767-332 Aircraft and the General Electric Model CF6-80A2 Engine that Borrower disclosed to Agent prior to the Closing Date that Borrower would be purchasing.

“First Amendment” means that certain Amendment Number One to Credit Agreement, dated as of March 13, 2006, among the Parent, the Parent’s Subsidiaries identified on the signature pages thereof, the Lenders, and the Agent.

“First Amendment Cash Collateral Account” means that certain deposit account number 12888285 maintained with Wells Fargo Brokerage Services, LLC in the name of Borrower.

“First Amendment Effective Date” means the date that each of the conditions precedent set forth in the First Amendment have been satisfied.

“First Amendment Effective Date Warrants” means the warrants issued to the Lenders on the date hereof as “First Amendment Effective Date Warrants”, as described more fully on Exhibit D attached hereto.

“First Lien Additional Term Loan” means the “Additional Term Loan” as defined in the Bank Credit Agreement.

“Leverage Ratio” means, as of any date of measurement, the “Total Leverage Ratio” as defined in, and determined from time to time in accordance with, the Bank Credit Agreement.

“Maximum Senior Indebtedness” means an amount equal to the maximum amount of Indebtedness incurred by Borrower under the Bank Credit Documents plus $25,000,000; provided, however, that in the event any of the First Amendment Cash Collateral is used to repay, in whole or in part, the First Lien Additional Term Loan, then the amount defined hereunder as “Maximum Senior Indebtedness” shall automatically be reduced by the aggregate amount of such repayment on the First Lien Additional Term Loan.

“Permitted Ansett Sale-Leaseback Transaction” means the sale and leaseback by Borrower of one or more of the Designated Aircraft and Engines or the Fifth Aircraft and Engine (but, in each case, not any Spare Parts related thereto) to Ansett Worldwide Aviation Services, Inc. so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) Borrower has delivered to each Agent copies of the sale and leaseback agreements, together with all exhibits and schedules thereto, and all other agreements or documents to be executed in connection with such agreements, certified as being true, correct, and complete by an officer of Borrower, and, in each case, the same shall be in form and substance satisfactory to Agent, (iii) the sale and leaseback has been consummated in accordance with the terms of such agreements, (iv) the purchase price of the Designated Aircraft and Engines or the Fifth Aircraft and Engine, as applicable, is not less than the fair market value (as determined by an appraisal conducted by an independent aircraft appraiser that is internationally recognized and has experience and expertise in appraising large commercial jet passenger Aircraft and that is otherwise satisfactory to Borrower and Agent) and is paid in cash, and (v) the Net Cash Proceeds of such sale shall be applied in accordance with Section 2.2(c)(iv).

“Rating Agencies” has the meaning specified therefor in Section 2.7.

“Securities Account Control Agreement” means that certain Securities Account Control Agreement – Account Restricted Right Away, dated as of the date hereof, by and among Borrower, Bank Credit Agent, Agent and the Securities Intermediary (as the same may be amended, restated, supplemented or otherwise modified from time to time).

“Securities Intermediary” means Wells Fargo Brokerge Services, LLC.

“Securitization” has the meaning specified therefor in Section 2.7.

“Securitization Liabilities” has the meaning specified therefor in Section 2.7.

“Securitization Parties” has the meaning specified therefor in Section 2.7.

“Term Loan Amount” means $72,500,000.

“Term Loan Prepayment Fee” means (a) until and including the first anniversary of the First Amendment Effective Date, an amount equal to 5% of the principal amount of the Term Loan being prepaid; (b) after the first anniversary of the First Amendment Effective Date and until and including the second anniversary of the First Amendment Effective Date, an amount equal to 2.5% of the principal amount of the Term Loan being prepaid; (c) after the second anniversary of the First Amendment Effective Date and until and including the fourth anniversary of the First Amendment Effective Date, an amount equal to 1% of the principal amount of the Term Loan being prepaid; and (d) after the fourth anniversary of the First Amendment Effective Date but prior to and excluding the Maturity Date, an amount equal to 0% of the principal amount of the Term Loan being prepaid.

“Warrants” means, collectively, the First Amendment Effective Date Warrants and the Additional Warrants.

(b)                                 Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)                            (i)  Each Lender with a Term Loan Commitment on the Closing Date (severally, not jointly or jointly and severally) made a term loan to Borrower on the Closing Date in an amount equal the amount set forth for such Lender on Schedule C-1, which amount included a share of the OID Amount attributable to such Lender as set forth on Schedule C-1 (collectively, the “Existing Term Loan”).

(ii)  The outstanding principal balance of the Existing Term Loan as of the First Amendment Effective Date, prior to giving effect to the First Amendment, is set forth on Schedule C-1. Subject to the terms and conditions of this Agreement, each Lender with a Term Loan Commitment on the First Amendment Effective Date agrees (severally, not jointly or jointly and severally) to make an additional term loan (collectively, the “Additional Term Loan”; and, collectively, with the Existing Term Loan, the “Term Loan”) to Borrower on the First Amendment Effective Date in an amount equal to the amount set forth for such Lender on Schedule C-1, which amount shall include a share of the Additional OID Amount attributable to such Lender as set forth on Schedule C-1. The amount of the Term Loan funded by those Lenders having a Term Loan Commitment on the First Amendment Effective Date shall be reduced by the Additional OID Amount. The Term Loan shall be evidenced by an Amended and Restated Promissory Note in the form of Exhibit N-1 (the “Note”), and the Borrower shall execute and deliver the Note to Agent, for the benefit of the Lenders. The Note shall represent the obligation of Borrower to pay to Agent, for the benefit of the Lenders, the full principal amount of the Term Loan, together with interest thereon as prescribed in Section 2.3. Interest on the Term Loan shall be payable quarterly in arrears, on the last Business Day of each calendar quarter, at the applicable interest rate set forth in Section 2.3. On the First Amendment Effective Date, (a) an amount equal to $43,750,000 of the First Lien Additional Term Loan and an amount equal to $20,850,000 of the Additional Term Loan (collectively, the “First Amendment Cash Collateral”) shall be transferred to the First Amendment Cash Collateral Account, which shall be subject to the Securities Account Control Agreement, and (b) the First Amendment Effective

Date Warrants (as set forth on Exhibit D hereto) and the Additional Warrants (as set forth on Exhibit D hereto) shall be issued to the warrantholders set forth on Exhibit D (the “Warrantholders”). Neither Parent nor Borrower nor any of their respective Subsidiaries shall, nor shall they have any right, to withdraw any cash from the First Amendment Cash Collateral Account.

(iii)  The parties hereto hereby agree that within 30 days after the First Amendment Effective Date (the “First Cash Collateral Events Deadline”) each of the following shall have occurred (the “First Cash Collateral Events”): (A) Agent shall have received searches from the Secretary of State of the jurisdiction of organization of Borrower with respect to the Designated Aircraft and Engines, the results of which shall be satisfactory to Agent; (B) Agent shall have received searches from the FAA with respect to the Designated Aircraft and Engines, the results of which shall be satisfactory to Agent; (C) Agent shall have received each of the following documents with respect to the Designated Aircraft and Engines, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect: (I) an Aircraft Security Agreement, and (II) an opinion from FAA counsel, in form and substance satisfactory to Agent, which shall include (x) that the Designated Aircraft and Engines have been registered in the name of Borrower with the FAA in accordance with the Federal Aviation Act Laws, (y) that such Aircraft Security Agreement has been recorded with the FAA in accordance with the Federal Aviation Act Laws and constitutes a second priority Lien (subject only to the prior Lien under the Bank Credit Documents) upon the “Collateral” (as such term is defined in the Aircraft Security Agreement) in favor of Agent, and (z) all relevant parties shall have complied with the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Cape Town Convention”) as are reasonably requested by Agent and Agent shall have received an opinion with respect thereto in form and substance satisfactory to Agent; and (D) Agent shall have received airworthiness certificates, any operating leases, and any and all other material contracts related to the Designated Aircraft and Engines, each of which shall be satisfactory to Agent. If any of the First Cash Collateral Events shall not have occurred by the First Cash Collateral Events Deadline or an Event of Default (that is not immediately waived in writing by both the Agent and Bank Credit Agent) has occurred, then (a) as promptly as practicable and, in any event, within two Business Days after the earlier of (i) the First Cash Collateral Events Deadline, or (ii) if an Event of Default (that is not immediately waived in writing by both the Agent and the Bank Credit Agent) has occurred, the date that the Required Lenders (as such term is defined in the Bank Credit Agreement) request the release of such amount from Bank Credit Agent, Bank Credit Agent will direct the Securities Intermediary to release an amount equal to $43,750,000 of the First Amendment Cash Collateral and upon such release, Bank Credit Agent will as promptly as practicable apply such amount to repay, in part, the principal amount of the First Lien Additional Term Loan; and (b) concurrently therewith, Bank Credit Agent will direct the Securities Intermediary to release an amount equal to $10,850,000 of the First Amendment Cash Collateral and upon such release, Bank Credit Agent will as promptly as practicable cause such amount to be transferred to Agent, for the benefit of the

Lenders, to repay, in part, the principal amount of the Additional Term Loan. Amounts repaid pursuant to this Section 2.1(a)(iii) may not be reborrowed.

(iv)  The parties hereto hereby agree that within 60 days after the First Amendment Effective Date (the “Second Cash Collateral Events Deadline”) each of the following shall have occurred (the “Second Cash Collateral Events”):  (A) Agent shall have received evidence satisfactory to Agent that all of the Subordinated Notes shall have been called for redemption and converted into a right to receive payment; and (B) Agent shall have received one or more letters duly executed by the holders of the Subordinated Notes and in full force and effect, in form and substance satisfactory to Agent, respecting the amounts necessary to repay in full all of the obligations of Parent owing to the holders of the Subordinated Notes and confirmation that upon receipt of a certain amount, the holders of the Subordinated Notes will be paid in full. If each of the First Cash Collateral Events shall have occurred by the First Cash Collateral Events Deadline, each of the Second Cash Collateral Events shall have occurred by the Second Cash Collateral Events Deadline, and no Event of Default (that has not been waived in writing by both Agent and Bank Credit Agent) has occurred, then as promptly as practicable and, in any event within two Business Days after the date that all of the First Cash Collateral Events shall have occurred, Bank Credit Agent will direct the Securities Intermediary to release amounts necessary to redeem the Subordinated Notes (as such Subordinated Notes are redeemed) in an aggregate amount not to exceed $54,600,000, and upon such release, Bank Credit Agent will as promptly as practicable transfer directly to the holders of the Subordinated Notes (or to the Designated Account, in Bank Credit Agent’s discretion) amounts necessary to redeem the Subordinated Notes (as such Subordinated Notes are redeemed), in an aggregate amount not to exceed $54,600,000. If any of the Second Cash Collateral Events shall not have occurred by the Second Cash Collateral Events Deadline or an Event of Default (that is not immediately waived in writing by both the Agent and Bank Credit Agent) occurs, then (a) as promptly as practicable and, in any event, within two Business Days after the earlier of (i) the Second Cash Collateral Events Deadline or (ii) if an Event of Default (that has not immediately been waived in writing by both the Agent and Bank Credit Agent) has occurred, the date that the Required Lenders (as such term is defined in the Bank Credit Agreement) request the release of such amount from Bank Credit Agent, Bank Credit Agent will direct the Securities Intermediary to release an amount equal to $43,750,000 of the First Amendment Cash Collateral and upon such release, Agent will as promptly as practicable apply such amount to repay, in part, the principal amount of the First Lien Additional Term Loan; and (b) concurrently therewith, Bank Credit Agent will direct the Securities Intermediary to release an amount equal to $10,850,000 of the First Amendment Cash Collateral and upon such release, Bank Credit Agent will as promptly as practicable cause such amount to be transferred to the Agent, for the benefit of the Lenders, to repay, in part, the principal amount of the Additional Term Loan. Amounts repaid pursuant to this Section 2.1(a)(iv) may not be reborrowed.

(v)  The parties hereto hereby agree that as promptly as practicable after Borrower shall have entered into a written, binding commitment to purchase the Fifth Aircraft and Engine, and in any event within 120 days after the First Amendment Effective Date (the “Third Cash Collateral Events Deadline”), each of the following shall have occurred (the “Third Cash Collateral Events”): (A) Agent shall have received searches from the Secretary of State of the jurisdiction of organization of Borrower with respect to the Fifth Aircraft and Engine, the results of which shall be satisfactory to Agent; (B) Agent shall have received searches from the FAA with respect to the Fifth Aircraft and Engine, the results of which shall be satisfactory to Agent; (C) Agent shall have received each of the following documents with respect to the Fifth Aircraft and Engine, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect: (I) an Aircraft Security Agreement Supplement reflecting the Fifth Aircraft and Engine, and (II) an opinion from FAA counsel, in form and substance satisfactory to Agent, which shall include (x) that the Fifth Aircraft and Engines have been registered in the name of Borrower with the FAA in accordance with the Federal Aviation Act Laws, (y) that such Aircraft Security Agreement has been recorded with the FAA in accordance with the Federal Aviation Act Laws and constitutes a second priority Lien (subject only to the prior Lien under the Bank Credit Documents) upon the “Collateral” (as such term is defined in the Aircraft Security Agreement) in favor of Agent, and (z) all relevant parties have complied with the Cape Town Convention as are reasonably requested by Agent and Agent shall have received an opinion with respect thereto in form and substance satisfactory to Agent; and (D) Agent shall have received airworthiness certificates, any operating leases, and any and all other material contracts related to the Fifth Aircraft and Engine, each of which shall be satisfactory to Agent. If each of the First Cash Collateral Events shall have occurred by the First Cash Collateral Events Deadline, each of the Second Cash Collateral Events shall have occurred by the Second Cash Collateral Events Deadline, each of the Third Cash Collateral Events shall have occurred by the Third Cash Collateral Events Deadline, and no Event of Default has occurred, then (a) Bank Credit Agent will, subject to the terms of the Securities Account Control Agreement, as promptly as practicable, direct the Securities Intermediary to transfer an amount equal to $10,000,000 of the First Amendment Cash Collateral to the Designated Account (or to Bank Credit Agent, who will transfer such amount as promptly as practicable to the Designated Account) to finance the acquisition of the Fifth Aircraft and Engine, and (b) the Additional Warrants shall immediately become exercisable in accordance with their terms. If any of the First Cash Collateral Events shall not have occurred by the First Cash Collateral Events Deadline, any of the Second Cash Collateral Events shall not have occurred by the Second Cash Collateral Events Deadline, any of the Third Cash Collateral Events shall not have occurred by the Third Cash Collateral Events Deadline, an Event of Default (that is not immediately waived in writing by both the Agent and Bank Credit Agent) occurs, or if at any time prior to the Third Cash Collateral Events Deadline Borrower shall provide notice to Bank Credit Agent and Agent that it has determined not to purchase the Fifth Aircraft and Engine or any other aircraft or engines in lieu thereof, then (a) as promptly as practicable and, in any event, within two Business Days after the earliest of (x) the deadline date by which any such event shall not have occurred, (y) the date on which Bank Credit Agent and Agent receive such notice from Borrower, or (z) if an Event of Default (that is not immediately waived in writing by Agent and Bank Credit Agent) has occurred, the date on which Agent requests the release of such amount from Bank Credit Agent, Bank Credit Agent will direct the Securities Intermediary to release an amount equal to $10,000,000 of the First Amendment Cash Collateral and upon such release, Bank Credit Agent will as promptly as practicable cause such amount to be transferred to Agent, for the benefit of the Lenders, to repay, in part, the principal amount of the Additional Term Loan, and (b) the Additional Warrants shall expire in accordance with their terms on the 120th day following the First Amendment Effective Date and automatically be of no further force or effect after such date; provided, however, that the Additional Warrants shall immediately become exercisable and shall not expire on such date if an Additional Warrants Triggering Event occurs prior to such date. For the avoidance of doubt, the Additional Warrants are not exercisable under their terms unless and until an Additional Warrants Triggering Event shall have occurred within 120 days of the First Amendment Effective Date. Notwithstanding anything to the contrary set forth above in this Section 2.1(a)(v), so long as $10,000,000 of the First Amendment Cash Collateral remains in the First Amendment Cash Collateral Account, if Borrower notifies Agent that it has determined to lease the Fifth Aircraft and Engine and that another comparable aircraft and/or engine has become available for purchase, then upon approval by the Required Lenders and satisfaction of each of the Third Cash Collateral Events with respect to such aircraft or engine, (a) Bank Credit Agent will, subject to the terms of the Securities Account Control Agreement, as promptly as practicable, direct the Securities Intermediary to transfer an amount equal to $10,000,000 of the First Amendment Cash Collateral to the Designated Account (or to Bank Credit Agent, who will transfer such amount as promptly as practicable to the Designated Account) to finance the acquisition of such comparable aircraft and/or engine, and (b) the Additional Warrants shall immediately become exercisable in accordance with their terms. Amounts repaid pursuant to this Section 2.1(a)(v) may not be reborrowed.

(c)                                  The following new subsection (iv) is hereby added to Section 2.2(c) of the Credit Agreement:

“(iv)                        Anything in Section 2.2(c)(i) or any other section of this Agreement to the contrary notwithstanding, immediately upon the consummation of a Permitted Ansett Sale-Leaseback Transaction, Borrower shall prepay the outstanding principal balance of the Term Loan plus any Term Loan Prepayment Fee in accordance with Section 2.2(e) in an amount equal to the remaining portion, if any, of the Net Cash Proceeds received by Parent, Borrower, or any of their respective Subsidiaries in connection with such Permitted Ansett Sale-Leaseback Transaction after application of such Net Cash Proceeds to the prepayment of the term loan under the Bank Credit Agreement to the extent any such prepayment is required under the terms thereof.”

(d)                                 The following new subsection (v) is hereby added to Section 2.2(c) of the Credit Agreement:

“(v)                           Anything in Section 2.2(c) or any other section of this Agreement to the contrary notwithstanding, at any time from and after the occurrence of a Change of Control, each Lender shall have the right to sell to Borrower all of such Lender’s Pro Rata Share of the Term Loan at a price equal to 101% of the face value thereof plus accrued and unpaid interest, if any, through the date of such sale.”

(e)                                  Section 2.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)                            Interest Rate.  Except as provided in clause (b) below, all Obligations shall bear interest at a per annum rate equal to nine percent (9%).”

(f)                                    The following new Section 2.7 is hereby added to the Credit Agreement:

“2.7                           Securitization.  Each of Borrower and each Guarantor hereby acknowledges that the Lenders and each of their Affiliates and Related Funds may sell or securitize (a “Securitization”) the amounts borrowed hereunder (the “Borrowings”) through the pledge of the Borrowings as collateral security for loans to such Lenders or their Affiliates or Related Funds or through the sale of the Borrowings or the issuance of direct or indirect interests in the Borrowings, which loans to such Lenders or their Affiliates or Related Funds or direct or indirect interests will be rated by Moody’s, Standard & Poor’s or one or more other rating agencies (the “Rating Agencies”). Each of Borrower and each Guarantor shall use commercially reasonable efforts to cooperate with such Lenders and their Affiliates and Related Funds to effect the Securitization, including by (a) amending this Agreement and the other Loan Documents, (b) executing such additional documents, as reasonably requested by such Lenders in order to effect the Securitization, provided that (i) any such cooperation, amendment, or additional documentation does not impose any additional costs (other than de minimis costs) on Borrower or any Guarantor, (ii) any such amendment or additional documentation does not materially adversely affect the rights, or increase the obligations, of Borrower or any Guarantor under the Loan Documents or change or affect in a manner adverse to Borrower or any Guarantor the financial terms of the Borrowings or add more restrictive covenants or defaults, and (iii) such amendment or additional documentation does not require Borrower or any Guarantor to (x) take any action which would be illegal or would breach any contractual obligation of Borrower or any Guarantor existing prior to the First Amendment Effective Date or (y) indemnify any Person other than the Agent and the Lenders, (c) providing such information as may be reasonably requested by such Lenders in connection with the rating of the Borrowings or the Securitization, and (d) providing in connection with any rating of the Borrowings a certificate (i) agreeing to indemnify such Lenders and any of their Affiliates and Related Funds, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the “Securitization Parties”) for any losses, claims, damages or liabilities (the “Securitization Liabilities”) to which such Lenders or any of their Affiliates or Related Funds, or such Securitization Parties, may become subject insofar as the Securitization Liabilities arise out of or are based upon a breach of the representation and warranty contained in Section 4.18 (as if such representation or warranty were made to the best of Borrower’s and each Guarantor’s knowledge), and (ii) agreeing to reimburse such Lenders and their Affiliates and Related Funds, and such Securitization Parties, for any legal or other expenses reasonably incurred by such Persons in connection with defending the Securitization Liabilities.

(g)                                 Section 3.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“3.2                           Term.   This Agreement shall continue in full force and effect for a term ending on March 11, 2011 (the “Maturity Date”), unless earlier terminated in accordance with Section 8.”

(h)                                 Section 5.8(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“5.8                           (a)                                  At Borrower’s expense, maintain insurance respecting its and its Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses (including all-risk ground coverage of Spare Parts). Borrower also shall maintain business interruption, public liability, aircraft public liability insurance (including (i) passenger legal liability, and (ii) if such insurance is then generally carried by major United States air carriers, aircraft war risk and allied perils insurance in accordance with London form AVN52C (as in effect on September 1, 2001 or in accordance with the FAA’s Chapter 443 Aviation Insurance Policy as in effect on the date hereof) or its equivalent form reasonably acceptable to the Required Lenders)), cargo liability insurance, and war risk and allied perils hull (including confiscation, expropriation, nationalization and seizure by a government other than the United States), terrorist and hijacking insurance, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts, against such risks, in such form, and with such insurance companies as are reasonably satisfactory to Required Lenders (it being understood that (x) the insurance coverage reflected on the certificates of insurance delivered to Agent on the Closing Date is acceptable to Agent and (y) an insurance company with the same financial strength, credit rating, and debt rating as the financial strength, credit rating, and debt rating, as of the Closing Date, of the insurance company that issues the certificates of insurance on the Closing Date is acceptable to Agent). All hull and spares ground insurance shall be on an “agreed” value basis without right of replacement. All deductibles shall be in an amount reasonably satisfactory to the Required Lenders (it being understood that the deductibles reflected on the certificates of insurance delivered to Agent on the Closing Date are acceptable to the Required Lenders). As soon as practicable after receipt by Borrower thereof, Borrower shall deliver copies of all such policies to Agent with an endorsement naming Agent as an additional insured. Following the Discharge of First Lien Obligations, as soon as practicable after receipt thereof, Borrower shall deliver copies of all such policies naming Agent as sole loss payee (under a satisfactory lender’s loss payable endorsement) or additional insured, as appropriate. Each policy of insurance (except any policy of insurance placed with the FAA) or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice (7 in the case of war risk and allied perils coverage) to Agent in the event of cancellation of the policy for any reason whatsoever.”

(i)                                     Section 6.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.4                           Disposal of Assets.   Other than Permitted Dispositions, the Permitted Ansett Sale-Leaseback Transaction, the Permitted Mergers, and Permitted Liens, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Parent’s, Borrower’s or Borrower’s Subsidiaries assets.”

(j)                                     Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.14                     Use of Proceeds.   Use the proceeds of the Term Loan for any purpose other than (a) on the Closing Date, (i) to fund distributions under the Plan of Reorganization, and (ii) to pay transactional fees, costs, and expenses incurred in connection with the Plan of Reorganization, this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) on or after the First Amendment Effective Date in accordance with the terms of this Agreement, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to the holders of the Subordinated Notes under the Subordinated Note Purchase Agreement, Subordinated Notes and the other Subordinated Documents, (ii) to refinance and refurbish the Designated Aircraft and Engines and the Fifth Aircraft and Engine, and (iii) to pay transactional fees, costs, and expenses incurred in connection with the foregoing transactions, the First Amendment and the transactions contemplated thereby, and (c) thereafter, consistent with the terms and conditions hereof, for its working capital and other lawful and permitted purposes.”

(k)                                  Section 6.16(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)                           Bank Excess Availability plus Bank Qualified Cash.   Solely with respect to Borrower and its Subsidiaries, Bank Excess Availability plus Bank Qualified Cash at all times of at least an amount equal to: (A) $50,000,000 during the period from and after the execution and delivery of this Agreement up to (but not including) the date that the outstanding principal amount of the term loan under the Bank Credit Documents is less than or equal to $40,000,000 (the “Reduction Date”); and (B) from and including the Reduction Date up to (but not including) the Maturity Date, an amount equal to (x) $50,000,000, minus (y) the aggregate amount of amortized payments and optional prepayments in respect of the term loan under the Bank Credit Documents that have been made since the Reduction Date.”

(l)                                     Section 6.16(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows

“(b)                           Leverage Ratio.   Solely with respect to Borrower and its Subsidiaries, a Leverage Ratio, measured on a quarter-end basis, of (i) not more than 5.63:1.00 during the period from the First Amendment Effective Date up to (but excluding) the one year anniversary of the First Amendment Effective Date, (ii) not more than 5.23:1.00 during the period from the one year anniversary of the First Amendment Effective Date up to (but excluding) the second year anniversary of the First Amendment Effective Date, (iii) not more than 4.83:1.00 during the period from the second year anniversary of the First Amendment Effective Date up to (but excluding) the third year anniversary of the First Amendment Effective Date, (iv) not more than 4.43:1.00 during the period from the third year anniversary of the First Amendment Effective Date up to (but excluding) the fourth year anniversary of the First Amendment Effective Date, and (v) not more than 4.03:1.00 thereafter; provided, however, that in the event any of the First Amendment Cash Collateral is used to repay, in whole or in part, the First Lien Additional Term Loan and/or the Additional Term Loan pursuant to Section 2.1(a)(iii), (iv) or (v), the Leverage Ratio thresholds provided in this Section 6.16(b) shall be adjusted as set forth in Schedule 6.16.”

(m)                               The following new Section 6.17 is hereby added to the Credit Agreement:

“6.17                    Alternative Financing.   Solicit or use any alternative source of financing for the purpose of prepaying the Subordinated Notes under the Subordinated Note Purchase Agreement.”

(n)                                 Section 11 of the Credit Agreement is hereby amended by deleting the address set forth therein for Borrower and substituting therefor the following:

“HAWAIIAN AIRLINES, INC.

3575 Koapaka St., Ste. G-350

Honolulu, Hawaii 96819

Attn: Mark B. Dunkerley and Peter R. Ingram

Fax No. 808-835-3690”

(o)                                 Section 15.11(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“15.11              (a)                                  All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrower shall comply with the penultimate sentence of this Section 15.11(a). “Taxes” shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any franchise tax and tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the net income or net profits of any Lender) and all interest, penalties or similar liabilities with respect thereto. If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 15.11(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts if the increase in such amount payable (i) results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction), (ii) results from an obligation by Agent or such Lender to withhold, deduct, or pay such amount that existed prior to the date that Agent or such Lender became a party to this Agreement, or (iii) results from such Lender’s failure to comply with the provisions of Section 15.11(b). Borrower will furnish to Agent and each Lender as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

(p)                                 Schedule C-1 of the Credit Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with the Schedule C-1 that is attached as Exhibit A hereto.

(q)                                 The new Schedule 6.16 attached hereto as Exhibit C is hereby added to the Credit Agreement and made a part thereof.

3.               Conditions Precedent to Amendment.   The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof (the date of such effectiveness being herein called the “First Amendment Effective Date”):

(a)                                  Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)                                 The Borrower shall have paid in full all fees, expenses and disbursements incurred by Agent in connection with this Amendment, including, without limitation, the reasonable fees, expenses and disbursements of Agent’s counsel.

(c)                                  Agent shall have received (i) that certain Amendment Number Three to Credit Agreement, dated as of the date hereof, among Parent, Borrower, Bank Credit Agent and the Bank Credit Lenders, duly executed by the parties thereto, in full force and effect,

(ii) that certain Amendment Number One to Fee Letter, dated as of the date hereof, between Borrower and Bank Credit Agent, duly executed by the parties thereto, in full force and effect, and in form and substance reasonably satisfactory to Agent, and (iii) all other documents related thereto, in each case, in form and substance reasonably satisfactory to Agent.

(d)                                 Agent shall have received evidence satisfactory to Agent that the First Lien Lenders have funded not less than $43,750,000 into the First Amendment Cash Collateral Account.

(e)                                  Agent shall have received a flow of funds agreement, dated as of the date hereof, among Agent, the Lenders, Bank Credit Agent, the Bank Credit Lenders, Parent and Borrower, in full force and effect, and in form and substance reasonably satisfactory to Agent.

(f)                                    Agent shall have received the Securities Account Control Agreement with respect to the First Amendment Cash Collateral Account, in full force and effect, and in form and substance reasonably satisfactory to Agent.

(g)                                 The representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(h)                                 No Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

(i)                                     No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, any Guarantor, Agent, or any Lender.

(j)                                     Each Lender or its designated Affiliate shall have received (i) a First Amendment Effective Date Warrant to purchase the common stock of Parent, dated as of the date hereof, issued by Parent in favor of such Lender or Affiliate, duly executed by Parent, in full force and effect, and (ii) a Registration Rights Agreement, dated as of the date hereof, among Parent and the Lenders (or their designated Affiliates, as the case may be), in full force and effect, and in form and substance reasonably satisfactory to Agent.

4.     Release.   Borrower hereby waives, releases, remises and forever discharges each member of the Lender Group, each of their respective Affiliates, and each of their respective officers, directors, employees, and agents (collectively, the “Releasees”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower ever had, now has or might hereafter have against any such Releasee which relates, directly or indirectly, to the Credit Agreement or any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents. As to each and every claim released hereunder, Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, Borrower specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, Borrower also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

5.     Representations and Warranties.   Borrower represents and warrants to the Lender Group that (a) the execution, delivery, and performance of this Amendment and of the Credit Agreement, as amended hereby, (i) are within its powers, (ii) have been duly authorized by all necessary action, and (iii) are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) this Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms; and (c) no Default or Event of Default has occurred and is continuing on the date hereof or as of the date upon which the conditions precedent set forth herein are satisfied.

6.     Choice of Law.   The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

7.     Counterpart Execution.   This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.     Effect on Loan Documents.

(a)                                  The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan

Documents, and shall not operate as a consent to any further or other matter under the Loan Documents.

(b)                                 Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c)                                  To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d)                                 This Amendment is a Loan Document.

(e)                                  As of the First Amendment Effective Date, each lender identified on the signature pages hereof shall be a party to the Credit Agreement and, to the extent of its interest as set forth on Exhibit A, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents.

9.     Entire Agreement.  This Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

10.   Agreement Regarding Warrants.  The parties hereto agree that for federal and state income tax purposes, the fair market value of the Warrants will be determined by Parent, in consultation with Agent based on the Black-Scholes method or other standard valuation methodology, within 10 Business Days following the First Amendment Effective Date, and Borrower will give notice to the Lenders of the value so determined, who hereby agree to file all tax returns consistently with such determination.

[signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

HAWAIIAN HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

HAWAIIAN AIRLINES, INC., a Delaware corporation

By:
Name:
Title:

CANYON CAPITAL ADVISORS LLC, as Agent

By:
Name:
Title:

CANPARTNERS INVESTMENTS IV, LLC, as a Lender

By:
Name:
Title:

BERNARD NATIONAL LOAN INVESTORS, LTD., as a Lender

By:	Bernard Capital Funding, LLC its Investment Advisor

By:
Name:
Title:

QVT FUND LP, as a Lender

By:	its general partner, QVT Associates GP LLC

By:
Name:
Title:

DEUTSCHE BANK AG, LONDON BRANCH, as a Lender

By:	its investment manager, QVT Financial LP

By:	its general partner, QVT Financial GP LLC

By:
Name:
Title:

ORE HILL FUND L.P., as a Lender

By: Ore Hill Partners LLC Its: Investment Advisor

By:
Name:
Title:

GOLDENTREE CAPITAL SOLUTIONS FUND FINANCING, as a Lender

By:
Name:
Title:

CONTEXT CONVERTIBLE ARBITRAGE FUND, L.P., as a Lender

By:
Name:
Title:

GOLDENTREE CAPITAL OPPORTUNITIES, LP, as a Lender

By:
Name:
Title:

CONTEXT CONVERTIBLE ARBITRAGE OFFSHORE, LTD., as a Lender

By:
Name:
Title:

EXHIBIT A

Schedule C-1

Commitments - Closing Date

Lender	Term Loan Commitment on the Closing Date*	Attributable Share of the OID Amount
Canpartners Investments IV, LLC	$25,000,000	$250,000

All Lenders	$25,000,000	$250,000

*The Term Loan Commitments on the Closing Date terminated on the Closing Date.

Commitments – First Amendment Effective Date

Lender	Outstanding Principal Balance of Term Loan on the First Amendment Effective Date	Term Loan Commitment on the First Amendment Effective Date	Attributable Share of the Additional OID Amount	Total Outstanding Principal Balance of Term Loan and Term Loan Commitment on the First Amendment Effective Date
Canpartners Investments IV, LLC	$25,000,000	$0	$0	$25,000,000
Bernard National Loan Investors, Ltd.	$0	$5,000,000	$50,000	$5,000,000
QVT Fund LP	$0	$14,00,000	$140,000	$14,00,000
Deutsche Bank AG London	$0	$3,500,000	$35,000	$3,500,000
Ore Hill Fund LP	$0	$10,000,000	$100,000	$10,000,000
GoldenTree Capital Solutions Fund Financing	$0	$8,500,000	$85,000	$8,500,000
GoldenTree Capital Opportunities, LP	$0	$1,500,000	$15,000	$1,500,000
Context Convertible Arbitrage Fund, L.P.	$0	$1,200,000	$12,000	$1,200,000
Context Convertible Arbitrage Offshore, Ltd.	$0	$3,800,000	$38,000	$3,800,000
All Lenders	$25,000,000	$47,500,000	$475,000	$72,500,000

EXHIBIT B

Aircraft and Engines

Aircraft

Aircraft	Aircraft Registration Number	Aircraft Serial Number

Boeing 767-332	N116DL	23275

Boeing 767-332	N117DL	23276

Boeing 767-332	N118DL	23277

Boeing 767-332	N119DL	23278

Engines

Engine	Engine Serial Numbers	Corresponding Aircraft

General Electric Model CF6-80A2	580314 580315	N116DL

General Electric Model CF6-80A2	580328 580293	N117DL

General Electric Model CF6-80A2	580317 580318	N118DL

General Electric Model CF6-80A2	580319 580320	N119DL

EXHIBIT C

Schedule 6.16

EXHIBIT D

Warrants

Lender	Term Loan Commitment After Giving Effect to the First Amendment	Corresponding Warrantholder	First Amendment Effective Date Warrants	Additional Warrants	Totals
Canpartners Investment IV, LLC	$25,000,000	Hotel Alpha Holding Company, LLC(1)	1,077,586	172,414	1,250,000
QVT Fund LP	$14,000,000	QVT Fund LP	603,448	96,552	700,000
Deutsche Bank AG London	$3,500,000	Deutsche Bank AG London	150,862	24,138	175,000
Ore Hill Fund LP	$10,000,000	Ore Hill Fund LP	431,034	68,966	500,000
GoldenTree Capital Solutions Fund Financing	$8,500,000	GoldenTree Capital Solutions Fund Financing	366,379	58,621	425,000
GoldenTree Capital Opportunities, L.P.	$1,500,000	GoldenTree Capital Opportunities, L.P.	64,655	10,345	75,000
Bernard National Loan Investors, Ltd.	$5,000,000	D.B. Zwirn Special Opportunities Fund, L.P.	215,517	34,483	250,000
Context Convertible Arbitrage Fund, L.P.	$1,200,000	Context Convertible Arbitrage Fund, L.P.	51,724	8,276	60,000
Context Convertible Arbitrage Offshore, Ltd.	$3,800,000	Context Convertible Arbitrage Offshore, Ltd.	163,793	26,207	190,000

Totals	$72,500,000		3,124,998	500,002	3,625,000

(1) Hotel Alpha Holding Company, LLC shall also receive warrants to purchase an additional 425,000 shares of common stock of Parent as of the First Amendment Effective Date.